UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2008

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2008, DexCom, Inc. (the “Company” and the “Borrower”), entered into a First Amendment to the Loan and Security Agreement (the “Amendment”) with Square 1 Bank (“Square 1”), which amends the original Loan and Security Agreement between the Company and Square 1, dated March 20, 2006 (the “Loan Agreement”), pursuant to which the Company incurred an aggregate principal amount of up to $5 million of indebtedness.  The Amendment allows the Company to draw an additional amount of $3,000,000 under a new Facility B Equipment Line.  The Facility B Equipment Line bears an interest rate equal to the prime rate plus 0.25% and matures July 31, 2011. Under the Loan Agreement, the Company continues to grant a security interest in substantially all of its personal property as collateral for the loan.

The Loan Agreement also continues to impose certain limitations on the Borrower, including limitations on its ability to: (i) transfer all or any part of its businesses or properties, other than transfers done in the ordinary course of business; (ii) engage in any business other than the businesses currently engaged in by Borrower; (iii) relocate its chief executive offices or state of incorporation or change its legal name; (iv) merge or consolidate with or into any other business organization; (v) incur additional indebtedness, with certain exceptions; (vi) incur liens with respect to any of its properties, with certain exceptions; (vii) pay dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, other than repurchases of the stock of former employees; (viii) directly or indirectly acquire or own, or make any investment in, any person; (ix) directly or indirectly enter into or permit to exist any material transaction with any affiliates except such transactions that are in the ordinary course of business that are done upon fair and reasonable terms that are no less favorable to them than would be obtained in an arm’s length transaction with a non-affiliated company; (x) make any payment in respect of any subordinated debt, or permit any of their U.S. domestic subsidiaries to make any such payment, except in compliance with the terms of such subordinated debt; (xi) store any equipment or inventory in which Square 1 has any interest with any bailee, warehousemen or similar third party unless the third party has been notified of Square 1’s security interest, or (xii) become or be controlled by an “investment company.”  In addition, the Company must maintain a minimum cash balance with Square 1.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, which is filed as an exhibit to this 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.01	First Amendment to Loan and Security Agreement, dated January 31, 2008, between DexCom, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R Pacelli
Steven R. Pacelli Senior Vice President of Corporate Affairs

Date:  February 4, 2008

Exhibit Index

Exhibit Number	Description of Exhibit
99.01	First Amendment to Loan and Security Agreement, dated January 31, 2008, between DexCom, Inc. and Square 1 Bank.